Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000 www.gbrx.com

For release: January 6, 2021 6:00 a.m. EST	Contact: Lorie Tekorius, Investor Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports First Quarter Results

~ Strong liquidity position ~

~ $80 million reduction of debt in Q1 ~

~ Orders for 2,900 railcars results in diversified backlog with estimated value of $2.35 billion ~

~ Challenging market environment produced a net loss attributable to Greenbrier of $10 million ~

Lake Oswego, Oregon, January 6, 2021 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its first fiscal quarter ended November 30, 2020.

First Quarter Highlights

•	Liquidity of $810 million, including $725 million in cash and $85 million of available borrowing capacity. Combined with $150 million of additional initiatives in progress totals $960 million.

•

Diversified new railcar backlog as of November 30, 2020 was 23,900 units with an estimated value of $2.35 billion, including orders for 2,900 railcars valued at approximately $260 million received during the quarter. Deliveries in the quarter were 3,100 units, representing a nearly 1.0x book-to-bill.

•	Net loss attributable to Greenbrier for the quarter was $10 million, or $0.30 per diluted share, on revenue of $403 million.

•	Adjusted EBITDA for the quarter was $23 million, or 5.8% of revenue.

•	Board declares a quarterly dividend of $0.27 per share, payable on February 16, 2021 to shareholders as of January 26, 2021 representing Greenbrier’s 27th consecutive dividend.

•	Board extends $100 million share repurchase program through January 2023.

William A. Furman, Chairman & CEO commented, “Greenbrier remains focused on sustaining a high level of liquidity and carefully managing our manufacturing footprint in order to continue to generate operating cash flow. Consistent with these goals, we ended the quarter with a strong cash position while meaningfully lowering our debt during the quarter. Our prior cost reduction initiatives, combined with inventory and syndication activity, produced solid cash flow in the quarter. Although a challenging operating environment persists at least through the first half of fiscal 2021, our $2.35 billion backlog provides a baseload for our manufacturing operations and visibility into forward production requirements. We will continue to adjust our manufacturing footprint based on our outlook, while also ensuring we do not constrain our ability to scale capacity as demand increases. New order inquiries continue as rail traffic increases and velocity declines.

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Greenbrier Reports First Quarter Results (Cont.)	Page 2

This positions us well for the market improvements we expect later in calendar 2021. Finally, our strategic actions over the past two years, particularly the acquisition of ARI in the U.S., have delivered results. We have reduced our costs and secured our positon as a market leader on three continents, especially in our core North American market.”

Business Update & Outlook

Greenbrier continues to operate safely and efficiently as we execute our COVID-19 response plan. Protecting employees within the work environment remains our top priority. Community spread is increasing in many areas requiring continued vigilance. Greenbrier maintains a low incident rate of COVID-19 among our employees by adhering to CDC-recommended preventative and remedial actions across the company. We also take instant action to prevent spread at the first signs of any infection.

In light of the consequences of the pandemic and an associated economic downturn, preserving the financial health of Greenbrier is imperative. Maintaining cash flow and liquidity are essential components of Greenbrier’s current operating strategy. We have been very successful in this regard. Our diversified $2.35 billion backlog provides a baseload of activity as we gain greater visibility into customer needs as the year unfolds.

Greenbrier’s scale and capabilities have significantly broadened since the Great Recession, a little more than a decade ago. Our backlog today is more than five times larger than it was as of the end of 2010. Our stronger market position is reflected in our share of North American industry railcar orders in the first nine months of calendar year 2020 and in the diverse types of railcars we are building. In Europe, broad macroeconomic reforms to address climate change are ushering in an era of modal shift for freight as the continent moves from polluting and congested road travel to clean and efficient rail service. This should generate significant market growth in the years to come. Regulatory-driven freight wagon demand in Europe supplements the increase in commodity-driven and replacement freight wagon demand that typically gathers momentum in a recovering economy. On three continents, Greenbrier is well-positioned for both the present and the future with a strong balance sheet and a streamlined manufacturing footprint that we can scale as our markets return to higher demand levels.

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Greenbrier Reports First Quarter Results (Cont.)	Page 3

Financial Summary

	Q1 FY21	Q4 FY20		Sequential Comparison – Main Drivers
Revenue	$403.0M	$636.4M		45% fewer deliveries due to weak demand environment
Gross margin	10.1%	10.5%		Fewer deliveries partially offset by operating efficiencies in NA Manufacturing
Selling and administrative	$43.7M	$46.3M		Continuing cost reduction initiatives result in lower employee-related and discretionary expenses
Adjusted EBITDA	$23.2M	$55.7M		Lower operating earnings
Effective tax rate	(55.5%)	21.3%		Tax benefit from favorable discrete items related to foreign currency fluctuations
Net earnings attributable to noncontrolling interest	($3.3M )	($7.8M	)	Lower profitability because of fewer deliveries at GIMSA joint venture
Adjusted net earnings (loss) attributable to Greenbrier	($10.0M )	$5.5M	(1)	Lower gross margin reflecting fewer deliveries partially offset by income tax benefit and lower selling & administrative expense
Adjusted diluted EPS	($0.30)	$0.16	(1)

(1)	Excludes expense of $5.6 million ($0.16 per share), net of tax and noncontrolling interest, associated with ARI integration related expenses and severance expenses.

Segment Summary

	Q1 FY21	Q4 FY20	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$308.7M	$549.7M	Fewer deliveries reflecting weak demand environment
Gross margin	9.0%	9.4%	Operating efficiencies from cost reduction initiatives partially mitigate lower production rates
Operating margin (1)	3.1%	5.4%	Lower gross margin partially offset by lower selling & administrative expense
Deliveries (2)	2,700	4,900
Wheels, Repair & Parts
Revenue	$65.6M	$64.8M	Increased scrap pricing partially offset by continued volume pressure
Gross margin	3.9%	6.0%	Volume pressure and operating inefficiencies from weak demand environment
Operating margin (1)	(0.3)%	1.3%
Leasing & Services
Revenue	$28.7M	$22.0M	Higher externally sourced syndication activity and lease income
Gross margin	35.8%	53.2%	Externally sourced syndication activity reduces gross margin % although generating positive gross margin dollars; Excluding this activity, gross margin % was 47.5%
Operating margin (1) (3)	20.5%	29.7%	Lower gross margin partially offset by lower selling & administrative expense
Fleet utilization	93.3%	90.4%

(1)	See supplemental segment information on page 10 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports First Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2021 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 6, 2021

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, and other components. Greenbrier owns a lease fleet of 8,400 railcars and performs management services for 407,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30, 2020	August 31, 2020	May 31, 2020	February 29, 2020	November 30, 2019
Assets
Cash and cash equivalents	$724,547	$833,745	$735,258	$169,899	$253,602
Restricted cash	8,547	8,342	8,704	8,569	8,648
Accounts receivable, net	240,668	239,597	261,629	326,229	313,786
Inventories	490,282	529,529	675,442	709,115	733,806
Leased railcars for syndication	51,087	107,671	136,144	255,073	135,319
Equipment on operating leases, net	445,542	350,442	355,841	385,974	396,187
Property, plant and equipment, net	696,333	711,524	719,155	723,326	730,730
Investment in unconsolidated affiliates	72,254	72,354	75,508	79,082	85,141
Intangibles and other assets, net	186,509	190,322	181,315	160,709	162,089
Goodwill	130,315	130,308	130,035	129,684	129,468

	$3,046,084	$3,173,834	$3,279,031	$2,974,660	$2,948,776

Liabilities and Equity
Revolving notes	$276,248	$351,526	$416,535	$37,196	$29,502
Accounts payable and accrued liabilities	434,138	463,880	488,969	499,898	527,789
Deferred income taxes	10,120	7,701	4,354	9,173	9,417
Deferred revenue	36,916	42,467	63,536	70,869	59,657
Notes payable, net	797,089	804,088	806,919	811,860	817,830

Contingently redeemable noncontrolling interest	30,711	31,117	30,611	30,782	31,723

Total equity – Greenbrier	1,280,407	1,293,043	1,291,221	1,286,472	1,281,808
Noncontrolling interest	180,455	180,012	176,886	201,410	191,050

Total equity	1,460,862	1,473,055	1,468,107	1,487,882	1,472,858

	$3,046,084	$3,173,834	$3,279,031	$2,947,660	$2,948,776

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Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30,
	2020	2019
Revenue
Manufacturing	$308,722	$657,367
Wheels, Repair & Parts	65,556	86,608
Leasing & Services	28,711	25,384

	402,989	769,359
Cost of revenue
Manufacturing	280,890	581,912
Wheels, Repair & Parts	62,984	81,892
Leasing & Services	18,444	13,366

	362,318	677,170

Margin	40,671	92,189

Selling and administrative	43,707	54,364
Net gain on disposition of equipment	(922)	(3,959)

Earnings (loss) from operations	(2,114)	41,784

Other costs
Interest and foreign exchange	11,103	12,852

Earnings (loss) before income taxes and earnings (loss) from unconsolidated affiliates	(13,217)	28,932
Income tax benefit (expense)	7,332	(5,994)

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5,885)	22,938
Earnings (loss) from unconsolidated affiliates	(744)	1,073

Net earnings (loss)	(6,629)	24,011
Net earnings attributable to noncontrolling interest	(3,343)	(16,342)

Net earnings (loss) attributable to Greenbrier	$(9,972)	$7,669

Basic earnings (loss) per common share	$(0.30)	$0.24

Diluted earnings (loss) per common share	$(0.30)	$0.23

Weighted average common shares
Basic	32,723	32,629
Diluted	32,723	33,284

Dividends declared per common share	$0.27	$0.25

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Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30,
	2020	2019
Cash flows from operating activities:
Net earnings (loss)	$(6,629)	$24,011
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	2,338	(6,515)
Depreciation and amortization	26,046	29,335
Net gain on disposition of equipment	(922)	(3,959)
Accretion of debt discount	1,419	1,350
Stock based compensation expense	4,435	3,157
Noncontrolling interest adjustments	(1,271)	1,736
Other	560	(391)
Decrease (increase) in assets:
Accounts receivable, net	(6,377)	58,488
Inventories	13,404	(69,662)
Leased railcars for syndication	6,222	(13,132)
Other assets	2,224	(37,304)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(27,257)	(47,421)
Deferred revenue	(5,521)	(10,012)

Net cash provided by (used in) operating activities	8,671	(70,319)

Cash flows from investing activities:
Proceeds from sales of assets	8,691	27,463
Capital expenditures	(38,604)	(23,216)
Investment in and advances to/repayments from unconsolidated affiliates	4,526	(1,500)
Cash distribution from unconsolidated affiliates and other	488	4,452

Net cash provided by (used in) investing activities	(24,899)	7,199

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	(9,738)	2,399
Proceeds from revolving notes with maturities longer than 90 days	110,000	—
Repayments of revolving notes with maturities longer than 90 days	(175,000)	—
Repayments of notes payable	(8,908)	(9,749)
Debt issuance costs	—	(4)
Dividends	(9,180)	(343)
Cash distribution to joint venture partner	(2,810)	(4,531)
Tax payments for net share settlement of restricted stock	(2,337)	(1,870)

Net cash used in financing activities	(97,973)	(14,098)

Effect of exchange rate changes	5,208	981
Decrease in cash and cash equivalents and restricted cash	(108,993)	(76,237)
Cash and cash equivalents and restricted cash
Beginning of period	842,087	338,487

End of period	$733,094	$262,250

Balance Sheet Reconciliation:	$724,547 8,547	$253,602 8,648
Cash and cash equivalents
Restricted cash

Total cash and cash equivalents and restricted cash as presented above	$733,094	$262,250

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Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings (loss) to Adjusted EBITDA

	Three Months Ended
	November 30, 2020	August 31, 2020
Net earnings (loss)	$(6,629)	$7,691
Interest and foreign exchange	11,103	10,596
Income tax expense (benefit)	(7,332)	2,306
Depreciation and amortization	26,046	27,398
Severance expense	—	5,919
ARI integration related costs	—	1,750

Adjusted EBITDA	$23,188	$55,660

Three Months Ended
November 30, 2020
Backlog Activity (units) (1)
Beginning backlog	24,600
Orders received	2,900
Production held as Leased railcars for syndication	(700)
Production sold directly to third parties	(2,900)

Ending backlog	23,900

Delivery Information (units) (1)
Production sold directly to third parties	2,900
Sales of Leased railcars for syndication	200

Total deliveries	3,100

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2020 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$657,367	$489,943	$653,007	$549,654	$2,349,971
Wheels, Repair & Parts	86,608	91,225	82,024	64,813	324,670
Leasing & Services	25,384	42,680	27,526	21,958	117,548

	769,359	623,848	762,557	636,425	2,792,189
Cost of revenue
Manufacturing	581,912	422,309	562,793	498,155	2,065,169
Wheels, Repair & Parts	81,892	84,373	75,001	60,923	302,189
Leasing & Services	13,366	30,830	17,232	10,272	71,700

	677,170	537,512	655,026	569,350	2,439,058

Margin	92,189	86,336	107,531	67,075	353,131

Selling and administrative expense	54,364	54,597	49,494	46,251	204,706
Net gain on disposition of equipment	(3,959)	(6,697)	(8,775)	(573)	(20,004)

Earnings from operations	41,784	38,436	66,812	21,397	168,429

Other costs
Interest and foreign exchange	12,852	12,609	7,562	10,596	43,619

Earnings before income tax and earnings (loss) from unconsolidated affiliates	28,932	25,827	59,250	10,801	124,810
Income tax expense	(5,994)	(7,463)	(24,421)	(2,306)	(40,184)

Earnings before earnings (loss) from unconsolidated affiliates	22,938	18,364	34,829	8,495	84,626
Earnings (loss) from unconsolidated affiliates	1,073	1,651	1,040	(804)	2,960

Net earnings	24,011	20,015	35,869	7,691	87,586
Net earnings attributable to noncontrolling interest	(16,342)	(6,386)	(8,097)	(7,794)	(38,619)

Net earnings (loss) attributable to Greenbrier	$7,669	$13,629	$27,772	$(103)	$48,967

Basic earnings per common share (1)	$0.24	$0.42	$0.85	$(0.00)	$1.50

Diluted earnings per common share (1)	$0.23	$0.41	$0.83	$(0.00)	$1.46

Dividends declared per common share	$0.25	$0.27	$0.27	$0.27	$1.06

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended November 30, 2020:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$308,722	$20,591	$329,313	$9,686	$2,505	$12,191
Wheels, Repair & Parts	65,556	301	65,857	(200)	(9)	(209)
Leasing & Services	28,711	4,665	33,376	5,890	4,285	10,175
Eliminations	—	(25,557)	(25,557)	—	(6,781)	(6,781)
Corporate	—	—	—	(17,490)	—	(17,490)

	$402,989	$—	$402,989	$(2,114)	$—	$(2,114)

Three months ended August 31, 2020:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$549,654	$1,683	$551,337	$29,695	$(19)	$29,676
Wheels, Repair & Parts	64,813	95	64,908	813	3	816
Leasing & Services	21,958	10,898	32,856	6,520	10,528	17,048
Eliminations	—	(12,676)	(12,676)	—	(10,512)	(10,512)
Corporate	—	—	—	(15,631)	—	(15,631)

	$636,425	$—	$636,425	$21,397	$—	$21,397

	Total assets
	November 30, 2020	August 31, 2020
Manufacturing	$1,264,616	$1,301,715
Wheels, Repair & Parts	274,534	271,862
Leasing & Services	758,820	739,025
Unallocated	748,114	861,232

	$3,046,084	$3,173,834

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Greenbrier Reports First Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings (loss) per common share are reconciled as follows:

	Three Months Ended
	November 30, 2020	August 31, 2020
Weighted average basic common shares outstanding (1)	32,723	32,658

Dilutive effect of convertible notes (2)	—	—

Dilutive effect of restricted stock units (3)	—	—

Weighted average diluted common shares outstanding	32,723	32,658

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2.875% Convertible notes issued in February 2017 and the 2.25% Convertible notes issued in July 2019 were excluded from the share calculations due to a net loss in each period.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in weighted average diluted common shares outstanding when the Company is in a net earnings position.

Reconciliation of Net earnings (loss) attributable to Greenbrier to Adjusted net earnings (loss) attributable to Greenbrier

	Three Months Ended
	November 30, 2020	August 31, 2020
Net earnings (loss) attributable to Greenbrier	$(9,972)	$(103)
ARI integration related costs, net of tax (1)	—	1,936
Severance expense, net of tax & noncontrolling interest (2)	—	3,636

Adjusted net earnings (loss) attributable to Greenbrier	$(9,972)	$5,469

(1)	Net of tax of $620.
(2)	Net of tax and noncontrolling interest of $2,283.

Reconciliation of Diluted earnings (loss) per share to Adjusted diluted earnings (loss) per share

	Three Months Ended
	November 30, 2020	August 31, 2020
Diluted earnings (loss) per share	$(0.30)	$0.00
ARI integration related costs, net of tax	—	0.06
Severance expense, net of tax & noncontrolling interest	—	0.10

Adjusted diluted earnings (loss) per share	$(0.30)	$0.16

Weighted average diluted shares used to calculate Adjusted diluted earnings (loss) per share	32,723	33,519

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Greenbrier Reports First Quarter Results (Cont.)	Page 12

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “adjust,” “align,” “believe,” “continue,” “ensure,” “focus,” “maintain,” “managing,” “target,” “will,” “working,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog, and future liquidity and cash flow as well as other information regarding future performance and strategies and appear throughout this press release including in the headlines and the section “Business Update & Outlook.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following. (1) We are unable to predict when, how, or with what magnitude COVID-19 governmental reaction to the pandemic, and related economic disruptions will negatively impact our business: we may be prevented from operating our facilities; the operations of our customers may be disrupted increasing the likelihood that our customers may attempt to delay, defer or cancel orders, or cease to operate as going concerns; the operations of our suppliers may be disrupted; our indebtedness may increase; we may breach the covenants in our credit agreement; the market price of our common stock may drop or remain volatile; we may incur significant employee health care costs under our self-insurance programs. The longer the pandemic continues, the more likely that negative impacts on our business will occur, some of which we cannot now foresee. (2) Our backlog of railcar units and marine vessels is not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. Customers may attempt to cancel or modify orders or refuse to accept and pay for products. The likelihood of cancellations, modifications, rejection and non-payment for our products generally increases during periods of market weakness. The timing of converting backlog to revenue is also materially impacted by our decision whether to lease railcars, sell railcars, or syndicate railcars with a lease attached to an investor. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent report on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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